Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, Inc. Announces Closing of Private Debt Offering

DENVER, COLORADO, October 7, 2009 /Marketwire/ — Venoco, Inc. (NYSE: VQ) announced today that it closed a private offering of $150 million in aggregate principal amount of senior unsecured notes due 2017. Venoco used the net proceeds of the offering, together with additional borrowings under its revolving credit facility, to satisfy and discharge all of its outstanding 8.75% senior notes due 2011.  The company issued an irrevocable notice of redemption to call the existing senior notes for redemption at 102.188% on December 15, 2009.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities.  The notes will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act.  The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Source: Venoco, Inc.

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